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                                                                   EXHIBIT 21.01

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SYMANTEC CORPORATION
SUBSIDIARIES OF SYMANTEC

Name of Subsidiary                                               State or Country of Incorporation
- ------------------                                               ---------------------------------
AntiVirus Update (AVU) GmbH                                      Germany
Central Point Software Deutschland GmbH                          Germany
Central Point Software, Inc. ("Central Point")                   Delaware, USA
Contact Software International GmbH                              Germany
CRS Online Ltd.                                                  Canada
Delrina Corporation (Canada)                                     Canada
Delrina (Boston) Corporation                                     Massachusetts, USA
Delrina (Canada) Corporation                                     Canada
Delrina (Delaware) Corporation                                   Delaware, USA
Delrina (France) Corporation SARL                                France
Delrina (Germany) GmbH                                           Germany
Delrina (Seattle) Corporation                                    Washington, USA
Delrina (UK) Corporation Limited                                 United Kingdom
Delrina (US) Corporation                                         Delaware, USA
Delrina (Washington) Corporation                                 Washington, USA
Delrina (Wyoming) Limited Liability Company                      Wyoming, USA
Delrina International Corporation (Barbados)                     Barbados
Fifth Generation Systems GmbH                                    Germany
Fifth Generation Systems PTE Ltd. (Singapore)                    Singapore
Fifth Generation Systems SARL                                    France
1087013 Ontario Limited                                          Canada
Sym (UK) Holding, Ltd.                                           United Kingdom
Symantec (Canada) Ltd.                                           Canada
Symantec (Deutschland) GmbH                                      Germany
Symantec (Japan) KK  (formerly Fifth Generation Systems KK)      Japan
Symantec (UK) Ltd.  ("Symantec UK")                              United Kingdom
Symantec Australia Pty. Ltd.                                     Australia
Symantec EURL (France)                                           France
Symantec Financing B.V. (Netherlands)                            Netherlands
Symantec Foreign Sales Corporation (Barbados)                    Barbados
Symantec Hong Kong Ltd.  (formerly FGS Hong Kong Ltd.)           Hong Kong
Symantec Limited (Ireland)                                       Ireland
Symantec SRL (Italy)                                             Italy
Zortech (UK) Ltd.                                                United Kingdom
Zortech Limited ("Zortech")                                      United Kingdom
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